JOHN HANCOCK INSTITUTIONAL SERIES TRUST

                      John Hancock Independence Growth Fund
                      John Hancock Independence Value Fund


                     Designation of Existing Class of Shares
    Establishment and Designation of New Class B, Class C and Class I Shares
                     Change of Names of Two Series of Shares
                            of Beneficial Interest of
                      John Hancock Independence Growth Fund
                    and John Hancock Independence Value Fund
            each a Series of John Hancock Institutional Series Trust



            Designation of Existing Class of Shares as Class A Shares Establishment and Designation of New Class B, Class C and Class I Shares

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Declaration of Trust dated October 31, 1994, as amended from time to time (the "Declaration of Trust"), do hereby designate the existing class of shares and establish and designate additional classes of shares of John Hancock Independence Growth Fund and John Hancock Independence Value Fund (each the "Fund") as follows:

      1. The existing class of shares is hereby designated as Class A Shares.

      2. The additional classes of Shares of the Fund established and designated hereby are "Class B Shares", "Class C Shares" and "Class I Shares".

      3. Class B Shares, Class C Shares and Class I Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      4. The purchase price of Class B Shares, Class C Shares and Class I Shares, the method of determining the net asset value of Class B Shares, Class C Shares and Class I Shares, and the relative dividend rights of holders of Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

                     Change of Names of Two Series of Shares
                     ---------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated October 31, 1994, as amended from time to time, to the extent necessary to reflect the change of the names of John Hancock Independence Growth Fund to John Hancock Core Growth Fund and John Hancock Independence Value Fund to John Hancock Core Value Fund.


         The Declaration of Trust is hereby amended to the extent necessary to reflect the designation of the existing class of shares as Class A Shares, the establishment and designation of new Class B, Class C, and Class I Shares, and the change of names of two series of shares, effective July 1, 1999.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 27th day of April 1999.


/s/Edward J. Boudreau, Jr.                              /s/Charles L. Ladner
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 Charles L. Ladner

                                                       /s/Leo E. Linbeck, Jr.
---------------------------------                       ----------------------
Stephen L. Brown                                        Leo E. Linbeck, Jr.

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

                                                        /s/Richard S. Scipione
---------------------------------                       ----------------------
William H. Cunningham                                   Richard S. Scipione

/s/Ronald R. Dion
-----------------                                       ----------------------
Ronald R. Dion                                          Norman H. Smith

/s/Harold R. Hiser, Jr.                                 /s/John P. Toolan
-----------------------                                 -----------------
Harold R. Hiser, Jr.                                    John P. Toolan

---------------------------------
Anne C. Hodsdon

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS  )
                               )ss
COUNTY OF SUFFOLK              )

         Then personally appeared the above-named Edward J. Boudreau, Jr., James
F. Carlin, Ronald R. Dion, Harold R. Hiser, Jr., Charles L. Ladner, Leo E. Linbeck, Jr., Steven R. Pruchansky, Richard S. Scipione, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 27th day of April, 1999.

                                           /s/Ann Marie White
                                           ------------------
                                           Notary Public

                                           My Commission Expires:  10/20/00

s:\dectrust\amendmts\Institutional\establish classes Ind Growth & Value